EXHIBIT 10.1


                            SHARE PURCHASE AGREEMENT
                            ------------------------


     This Share Purchase Agreement ("Agreement"), dated as of March 23, 2005, among Dr. Janice A. Jones, John J. Grace and their Affiliates (J View II Limited Partnership and Bellaire Group, LLC.), Alice M. Gluckman, William R. Willard and Rick N. Newton (collectively the "Sellers"), and Chartwell International, Inc. ("CWI"), and Imre Eszenyi (the "Buyer").



                              W I T N E S S E T H:


     A. WHEREAS, CWI is a corporation duly organized under the laws of the State of Nevada.

     B. WHEREAS, the Sellers wish to sell an aggregate of 19,161,567 shares of common stock and own options exercisable for 2,359,679 shares of common stock.

     C. WHEREAS, Buyer wishes to purchase an aggregate of 19,161,567 shares of common stock of CWI (collectively, the "Purchase Shares") and options to purchase 2,359,679 shares of common stock of CWI ("Options") from the Sellers, and the Sellers desire to sell the Purchase Shares and Options to Buyer free and clear of liens and encumbrances.

     D.   WHEREAS, prior to the transaction Buyer is not an affiliate of CWI.

     E. WHEREAS, CWI would benefit if Buyer purchases the Purchase Shares and Options from Sellers and becomes a shareholder of CWI.

          NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                THE CONSIDERATION
                                -----------------

     1.1 Subject to the conditions set forth herein, Sellers shall sell to Buyer and Buyer shall purchase an aggregate of 19,161,567 shares of common stock of CWI from Sellers together with Sellers' options to purchase 2,359,679 shares of common stock. The purchase price for the Purchase Shares and Options to be paid by Buyer to Sellers shall be $250,000 in the aggregate.

     1.2 Concurrently the Buyer is subscribing, by Subscription Agreement, for a total of 25,838,433 shares of CWI for an aggregate purchase price of $200,000 the proceeds of which will be used to payoff a note payable to Kingsley Capital, Inc.

                                  ARTICLE II

                        Closing and Conveyance of Shares
                        --------------------------------

     2.1 Subject to the conditions set forth herein, the Purchase Shares shall be conveyed by Sellers to Buyer in Buyer's name and Sellers shall assign or transfer the Options in the name of the Buyer upon delivery of the purchase price to Sellers and the current delivery of the subscription for new CWI shares in the amount of $200,000.

     2.2 Closing hereunder with delivery of the requisite closing documents shall occur on or before March 23, 2005 at 5:00 p.m. PDT or earlier ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means upon agreement by the parties.


                                  ARTICLE III

                Representations, Warranties and Covenants of CWI
                ------------------------------------------------

     CWI represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

     3.1 CWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of Incorporation and its Amendments and Bylaws of CWI, which will be delivered to Buyer at closing, are complete and accurate, and the minute books of CWI, copies of which have also been delivered to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of CWI.

     3.2 (a) The authorized capital stock of CWI consists of 50,000,000 shares of common stock and 25,000,000 shares of Preferred Stock. There are 24,161,567 shares of Common Stock of CWI issued and outstanding and no shares of Preferred Stock issued and outstanding. All such shares of common stock of CWI are validly issued, fully paid, non-assessable and free of preemptive rights. CWI has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of CWI, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of CWI except options exercisable in the total amount of 2,359,679 common shares which are sold hereby. All of the outstanding shares of capital stock of CWI have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

     3.3 This Agreement has been duly authorized, validly executed and delivered on behalf of the CWI and is a valid and binding agreement and obligation of CWI enforceable against it in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally. CWI has complete and unrestricted power to enter into this Agreement.

     3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CWI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of CWI, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which CWI is a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of CWI pursuant to the terms of any agreement or instrument to which CWI is a party or by which CWI may be bound or to which any of CWI property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by CWI.

     3.5 There is no threatened claim, legal action,  arbitration,  governmental or administrative proceeding, including, but not limited to any SEC investigation, nor any order, decree or judgment in progress, pending or in effect relating to CWI or affecting any of its assets, properties, business or capital stock. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which CWI is a party or by which CWI or its assets, properties, business or capital stock are bound.

     3.6 CWI has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid all taxes due, and adequate provisions have been and are reflected in the financial statements of CWI for all current taxes and other charges to which CWI is subject and which are not currently due and payable. None of the Federal income tax returns of CWI have been audited, and CWI has not been notified that they will be audited or reviewed, by the Internal Revenue Service or other state governmental tax agency. CWI has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against CWI for any period, nor of any basis for any such assessment, adjustment or contingency.

     3.7 CWI has delivered to Buyer unaudited financial statements dated January 31, 2005 and audited financial statements for the period ended July 31, 2004. All such statements, herein sometimes called "CWI Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of CWI for the periods indicated. All financial statements of CWI have been prepared in accordance with generally accepted accounting principles. All CWI's assets and liabilities as shown in its financial statements for the period ended January 31, 2005 have been transferred to Kingsley Capital and, as of the date of the closing, CWI will have no assets or liabilities except for liabilities in the amount of $200,000 due to Kingsley Capital. All CWI legal and consulting services related to this transaction shall be paid by the Sellers at the closing hereunder.

     3.8 Since January 31, 2005, there have not been any material adverse changes in the business or condition, financial or otherwise, of CWI. CWI does not have any liabilities, commitments or obligations, secured or unsecured except as shown in the financials statement as of January 31, 2005 (whether accrued, absolute, contingent or otherwise).

     3.9 CWI is not a party to any contract performable in the future.

     3.10 The representations and warranties of the CWI shall be true and correct as of the date hereof.

     3.11 CWI shall deliver to Buyer all of its historical corporate books and records as designated by Buyer within 60 days of the Closing Date.

     3.12 CWI has no employee benefit plan in effect.

     3.13 No representation or warranty by CWI or the Sellers in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.14 CWI has furnished copies of Form 10-KSB as filed with the Securities and Exchange Commission ("SEC") for the year ended July 31, 2004 and each of its other reports to shareholders filed with the SEC through the period ended January 31, 2005. CWI is a registered company under the Securities Exchange Act of 1934, as amended.

     3.15 CWI has duly filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports filed with the SEC, or any reports sent to the shareholders of CWI, for at least the past three years contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading. CWI has responded to all SEC questions and comments regarding its reports. CWI's last correspondence with the SEC was dated in late 2002, except for a letter dated March 8, 2005.

     3.16 There has been no general solicitation or general advertising regarding the sale of the Sellers' shares of common stock to Buyer.

     3.17 The March 2, 2005 spin-off of shares of Kingsley Capital, Inc. was conducted in accordance with exemptions from registration under Federal and state securities laws, and the shares of Kingsley Capital were legended with a restricted securities legend to prevent subsequent transfers without complying with Federal and state securities laws. Sellers, as controlling shareholders of Kingsley Capital, will not take action to make a market in shares of Kingsley Capital unless it is registered with the SEC. The spin-off of shares of Kingsley Capital by CWI was completed in accordance with Nevada law and no shareholder approval was necessary to effectuate the spin-off of such shares.

     3.18 Until Buyer's representatives are appointed to CWI's Board of Directors, CWI will not enter into any material contract, or issue any options or shares of common stock, that would have the effect of diluting Buyer's ownership or effecting CWI's business or operations.

     3.19 Shares of CWI common stock are quoted on the OTC Bulletin Board, and CWI has not been informed that, nor has knowledge that, the NASD or any other regulatory agency will take action to cease CWI's common stock to be quoted on the OTC Bulletin Board.

                                   ARTICLE IV

                            Representation of Sellers
                            -------------------------

     4.1 Sellers own the Purchase Shares and Options they are conveying pursuant to this Agreement, beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares and Options as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares and Options, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares and Options are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. Sellers have full right and authority to transfer such Purchase Shares and Options pursuant to the terms of this Agreement. "Affiliate" shall mean with respect to any given person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4.2 This Agreement has been duly authorized, validly executed and delivered on behalf of the Sellers and is a valid and binding agreement and obligation of Sellers enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Sellers have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.


                                    ARTICLE V

                        Termination of Representation and
                        ---------------------------------
                        Warranties and Certain Agreements
                        ---------------------------------

     5.1 The respective representations and warranties of the parties hereto shall survive this Agreement for two years and the covenants shall survive hereafter.

     5.2 The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

                                   ARTICLE VI

                              Procedure for Closing
                              ---------------------

     6.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VII including the delivery of a) by Sellers' common stock certificates for the Purchase Shares being delivered in the name of the Buyer b) the assignment of Options in the name of the Buyer and c) the delivery of the Consideration to Sellers from the Buyer.

                                   ARTICLE VII

                           Conditions Precedent to the
                           ---------------------------
                          Consummation of the Purchase
                          ----------------------------

     The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     7.1 Sellers and CWI shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

     7.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     7.3 The representations and warranties made by Sellers and CWI in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

     7.4 All outstanding liabilities of CWI shall have been paid or released at or prior to closing, and will be documented by a summary list of all debts and payables to be noted as paid or released at closing. The sole liability as of date hereof is a Promissory Note payable to Kingsley Capital, Inc. in the amount of $200,000.

     7.5 Sellers shall deliver the Purchased Shares to Buyer in the name of the Buyer and shall deliver the Options to Buyer to be cancelled.

     7.6 Sellers and CWI will have caused each CWI officer and director to deliver releases to CWI stating that CWI does not owe any amounts to such officers and directors and releases CWI from any of their officers and directors past liability effective as of their resignation date. Each CWI director will also provide resignation letters to become effective after the 10th day after the Schedule 14F-1 has been mailed to shareholders (except for Dr. Jones whose resignation as (a) an officer will become effective upon the earlier of (i) the SEC stating that it has no further comments on CWI's prior periodic reports and
(ii) CWI amending its annual report on Form 10-KSB for the year ended July 31, 2004, and, if required, quarterly reports on Form 10-QSB for the quarterly periods ended October 31, 2004 and January 31, 2005 in which she has signed as CWI's CEO and CFO and (b) a director will become effective on October 30, 2005).

     7.7 CWI will provide to Buyer an opinion of counsel addressed to CWI stating that the spin-off of shares of Kingsley Capital CWI shareholders was effected in accordance with Nevada law and was exempt from Federal and state securities registration.

     7.8 Kingsley Capital will enter into an indemnity agreement with CWI indemnifying and holding CWI harmless for any claims made against CWI related to any CWI assets and liabilities transferred to Kingsley Capital.

     7.9 Seller shall have delivered to an escrow agent mutually agreeable to both Sellers and Buyer 1,302,322 shares of common stock of CWI to be held in escrow for a period of 180 days in order to protect Buyer from any misrepresentation or omission. In the event of any such misrepresentation or omission, Buyer may offset any damages by seeking the escrow shares, but seeking such escrow shares for damages shall not be Buyer's sole remedy.

                                  ARTICLE VIII

                           Termination and Abandonment
                           ---------------------------

     8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

     (a) By mutual consent of parties;

     (b) By Sellers or Buyer, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

     (c) By Sellers or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

     (d) By Sellers or Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

     (e) By the Sellers, if the Closing does not occur, through no failure to act by Sellers, on March 31, 2005, or if Buyer fails to deliver the consideration.

     8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.

     8.3 In the event that this agreement is terminated and the transaction contemplated herein is not completed, then Buyer will reasonably assist Sellers in having the shares of CWI reissued in their name.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

     9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed (including facsimile signature), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     9.4 This Agreement may not be amended except by written consent of the parties.

     9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

         To Sellers:       Dr. Janice A. Jones and John J. Grace
                           333 S. Allison Parkway, Suite 100
                           Lakewood, CO 80226

         To CWI:           Chartwell International, Inc.
                           333 S. Allison Parkway, Suite 100
                           Lakewood, CO 80226

         Copy to:          M.A. Littman, Esq.
                           7609 Ralston Road
                           Arvada, CO  80002
                           (303) 431-1567 -- Fax
                           (303) 422-8127

     or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.


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

     9.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Sellers. However, CWI may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     9.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the State of Colorado applicable to all agreements made hereunder.

     9.8 From the consideration paid hereunder, Sellers agree that they shall be responsible for all legal, accounting, consulting, and director's fees related to this transaction to date of closing, and all such indebtedness have been paid by the Sellers at the Closing hereunder.

     9.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.

     9.10 Buyer shall designate directors who shall be appointed to the Board concurrent with closing. Current Board members shall tender their resignations effective 10 days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Exchange Act of 1934.

     9.11 Seller is not responsible for any broker/seller fees.

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

IN WITNESS WHEREOF, the parties have executed this Agreement this 23rd day of March, 2005.


                                     CHARTWELL INTERNATIONAL, INC.

                                     By:
                                        ------------------------------
                                     Name:  Alice Gluckman
                                     Title:  Secretary/Director

                                     BUYER:

                                     By:
                                        ------------------------------
                                     Name:
                                     Title:


                                     Sellers:

                                     ---------------------------------
                                     Dr. Janice A. Jones


                                     ---------------------------------
                                     John J. Grace


                                     ---------------------------------
                                     Alice Gluckman


                                     ---------------------------------
                                     William R. Willard


                                     ---------------------------------
                                     Rick N. Newton



                                     ---------------------------------
                                     J View II Limited Partnership
                                     Janice A. Jones, General Partner


                                     ---------------------------------
                                     Bellaire Group, LLC.
                                     Janice A. Jones, Manager